                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

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     Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Motorvac Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     1  Title of each class of securities to which transaction applies:

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     3  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                          MOTORVAC TECHNOLOGIES, INC.
                             1431 SOUTH VILLAGE WAY
                          SANTA ANA, CALIFORNIA 92705

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON TUESDAY, MAY 13, 1997

TO THE STOCKHOLDERS OF MOTORVAC TECHNOLOGIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Motorvac Technologies, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 13, 1997, at 2:00 p.m., local time, at the Holiday Inn Select, located at 17941 Von Karman Avenue, Irvine, California, 92614 for the following purpose:

         1. To elect Directors to serve for the ensuing year and until their successors are elected.

         2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 25, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors



                                       ALLAN T. MAGUIRE
                                       Secretary

Santa Ana, California
April 21, 1997


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          MOTORVAC TECHNOLOGIES, INC.
                             1431 SOUTH VILLAGE WAY
                          SANTA ANA, CALIFORNIA 92705

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Motorvac Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 1997 at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Holiday Inn Select, located at 17941 Von Karman Avenue, Irvine, California, 92614. The Company intends to mail this proxy statement and accompanying proxy card on or about April 21, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on March 25, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 25, 1997 the Company had outstanding and entitled to vote 4,514,918 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1431 South Village Way, Santa Ana, California, 92705, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than December 21, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         There are seven nominees for the nine Board positions presently authorized by the Company's Bylaws. Each Director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such Director's earlier death, resignation or removal. With the exception of William E. Maya and Ronald J. Monark, each nominee listed below is currently a director of the Company, three directors having been elected by the stockholders, and two directors, John I. Leahy and George A. Schmutz, having been appointed by the Board. William E. Maya and Ronald J. Monark have been selected by the Board of Directors as nominees for election by the stockholders at the 1997 Annual Meeting of Stockholders to which this Proxy Statement relates. Two vacancies on the Board will remain after the 1997 Annual Meeting. The Board intends to fill these vacancies with suitable candidates when they are found.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         In any election of Directors, the nominees receiving the highest number of votes, up to the number of Directors to be elected, are elected.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

         NAME                              AGE                 PRINCIPAL OCCUPATION
         -------------------------------------------------------------------------------------------------
         Stephen L. Greaves                38          President and General Manager,
                                                       Erin Mills International Investment Corporation

         John I. Leahy                     66          President, Management and Marketing Associates, Inc.

         William E. Maya                   47          Chairman and Chief Executive Officer,
                                                       Advanced Spine Fixation Systems, Inc.

         Lee W. Melody (1)(4)              55          President and Chief Executive Officer, Motorvac
                                                       Technologies, Inc.

         Ronald J. Monark                  57          President and Chief Executive Officer, Mitchell
                                                       Repair Information LLC

         Gerald C. Quinn (1)(2)(3)(4)      48          President, The Erin Mills Investment Corporation

         George A. Schmutz (3)             57          President, Corporate Directions, Inc.

         ----------------------------------

         (1)     Member of Executive Committee of the Board of Directors.

         (2)     Member of Audit Committee of the Board of Directors.

         (3)     Member of Compensation Committee of the Board of Directors.

         (4)     Member of Nominating Committee of the Board of Directors.

         Stephen L. Greaves.   Mr. Greaves was appointed to serve as a director
of the Company in August 1994. Mr. Greaves has served as General Manager and a director of Erin Mills International Investment Corporation since March 1993, and was appointed President in February 1997. Between September 1985 and December 1991, Mr. Greaves held key marketing positions with ESSO, Standard Oil's regional office in Barbados. From January 1992 to February 1993, he was a self-employed marketing consultant. Mr. Greaves is also a director of Highwaymaster Communications, Inc. and several private companies. Mr. Greaves holds a B.A. in Economics from the University of Western Ontario, London, Canada, and an MBA in Marketing/Finance from Concordia University, Montreal, Canada.

         John I. Leahy.   Mr. Leahy was appointed to serve as a director of the
Company in February 1997. Mr. Leahy has been President of Management and Marketing Associates, Inc., a management consulting firm, since 1986. Prior to that, Mr. Leahy was President and Group Executive Officer for the Western Hemisphere for The Black & Decker Corporation, an electric tool manufacturer. Mr. Leahy is a director of Allied Capital Corporation II, a venture capital investment company, as well as a number of privately held companies. In addition, Mr. Leahy is also a Trustee of Loyola College of Maryland and St. Mary's University. Mr. Leahy is a graduate of Harvard University's Advanced Management Program.

         William E. Maya. Mr. Maya has been selected as a nominee for election to the Board of Directors. Since September 1995, Mr. Maya has been Chairman and Chief Executive Officer of Advanced Spine Fixation Systems, Inc., a medical device company that designs, develops, manufactures and markets advanced spinal implants and instrumentation for the surgical treatment of various spinal conditions and disorders. From September 1994 to August 1995, Mr. Maya served as Chairman of Vide Pharmaceuticals, an early stage research and development pharmaceutical company. From 1987 to 1994, Mr. Maya held various positions at Birtcher Medical Systems, Inc., where he most recently served as Vice Chairman, President and Chief Executive Officer. Birtcher Medical Systems, Inc. was a publicly held company engaged in the sale of physician office products. Mr. Maya holds an undergraduate degree in Science from Saint Joseph's College, Philadelphia, Pennsylvania.

         Lee W. Melody.   Mr. Melody joined the Company in October 1994 as Vice
President--Marketing, assumed the position of Chief Operating Officer in December 1994, was appointed President effective March 1, 1995 and was appointed Chief Executive Officer in February 1997. Mr. Melody's prior experience involved sales, marketing and manufacturing. Prior to joining the Company, from March 1993 to July 1994, Mr. Melody was a principal in an automotive after-market franchise and Mr. Melody was President and CEO of McGuire Nicholas, a consumer goods product company in hardware sales, from October 1991 to February 1993. Prior to that time, he was Vice President of Marketing and Sales of RSI Home Products, a manufacturer of bath products, vanities and medicine cabinets, from January 1990 to December 1990, and Senior Vice President of Allegretti & Company, a manufacturer of electrical lawn and garden products, from 1987 to 1990. Mr. Melody served in the U.S. Navy Submarine Service from 1960 to 1966 and graduated from the Executive Program of the UCLA Graduate School of Management in 1989.

         Ronald J. Monark. Mr. Monark has been selected as a nominee for election to the Board of Directors. Mr. Monark is the President and Chief Executive Officer of Mitchell Repair Information LLC, a limited liability company jointly-owned by Snap-on, Inc. and the Thomson Corporation. From June 1989 to December 1996, Mr. Monark was President and Chief Executive Officer of San Diego-based Mitchell International, an automotive information company. Prior to 1989 Mr. Monark served as Executive Vice President and Chief Operating Officer of this subsidiary of Thomson Corporation. Mr. Monark's previous experience includes positions with KLM Automotive Publishing, Inc., an automotive publishing company, and Morgan Yacht, a yacht builder, division of Beatrice Foods, and five years as a Management Consultant with McKinsey & Company and Peat, Marwick Mitchell. Mr. Monark graduated Phi Beta Kappa from the College of William and Mary in Williamsburg, Virginia, and holds an MBA from the University of Chicago.

         Gerald C. Quinn.   Mr. Quinn has been Chairman of the Board of the
Company since August 1992. Mr. Quinn is President of The Erin Mills Investment Corporation ("TEMIC") and Executive Vice President of The Erin Mills Development Corporation ("EMDC") and has been since 1989. TEMIC is associated with EMDC by way of common ownership and was formed by five of Toronto's largest land developers and builders. In 1989, the owners of EMDC decided to diversify their investments and formed TEMIC. TEMIC is a private corporation with over $100 million in venture capital investments. Mr. Quinn is a Chartered Accountant and has a Bachelor of Science in Chemistry. He is a former partner in the Insolvency Practice of Ernst & Young and, prior to joining TEMIC and EMDC, was a senior officer in two publicly-traded corporations. Mr. Quinn is also a director of EMIIC, Synsorb Biotech, Inc., a biotechnology research and development company, and Highwaymaster Communications, Inc., a manufacturer and distributor of cellular truck tracking systems.

         George A. Schmutz.   George A. Schmutz was appointed as a member of
the Board of Directors in June, 1996. Since 1984, Mr. Schmutz has been President of Corporate Directions, Inc., a firm specializing in executive search. Mr. Schmutz' background includes fifteen years with Xerox Corporation in a number of management roles, including President of Arista Manufacturing
Systems, formerly a software services division of Xerox.   Mr. Schmutz holds a
Bachelor of Science degree in Business Administration from Kansas State University.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

         During the year ended December 31, 1996, the Company's Board of Directors held eight regular meetings and two special meetings. The Board of Directors has established the following committees: (i) an Executive Committee, which is responsible for reviewing and analyzing, and making recommendations to the Board of Directors regarding the strategic business direction of the Company; (ii) an Audit Committee, which consults with the Company's independent auditors concerning their engagement and audit plan and report and management letter and, with the assistance of the independent auditors, monitors the adequacy of the Company's internal accounting controls and financial management practices; (iii) a Compensation Committee, which is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning the compensation and benefits of the Company's executive officers and administering the Company's Stock Incentive Award Plans; and (iv) a Nominating Committee, which nominates individuals for election as directors of the Company. No procedure has been established for the consideration by the Nominating Committee of nominees recommended by stockholders.

         During the fiscal year ended December 31, 1996, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member, respectively.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that (i) an initial report of ownership was filed late by each of The Erin Mills Development Corporation, an Ontario, Canada corporation, and The Erin Mills Investment Corporation, an Alberta, Canada corporation and (ii) one report, covering one transaction, was filed late by James M. Andre, a former Director of the Company.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since the fiscal year ended March 31, 1995. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Deloitte & Touche LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                             ADDITIONAL INFORMATION

MANAGEMENT

         Set forth below is information regarding the executive officers of the Company and current directors not listed in Proposal 1 above.

         NAME                              AGE                POSITION
         ------------------------------------------------------------------------------------------------
         Gerald C. Quinn(1)(2)(3)(4)       48         Chairman of the Board

         Lee W. Melody (1)(4)              55         President, Chief Executive Officer and Director

         Michael G. Arkell                 50         Vice President--Sales

         Allan T. Maguire                  40         Vice President of Finance, Chief Financial
                                                      Officer, Treasurer, Secretary and Director
         John A. Rome                      58         Vice President--Operations

         James M. Andre, Ph.D. (2)         49         Director

         Robert P. Schaen (2)(3)(4)        70         Director

         __________________________________

         (1)     Member of Executive Committee of the Board of Directors

         (2)     Member of Audit Committee of the Board of Directors

         (3)     Member of Compensation Committee of the Board of Directors

         (4)     Member of Nominating Committee of the Board of Directors

 Biographical Information regarding Mr. Quinn and Mr. Melody is set forth under
                               Proposal 1 above.

         Michael G. Arkell.   Mr. Arkell joined the Company in November 1995
and currently serves as Vice President--Sales. Mr. Arkell has over 25 years of management experience in sales and marketing in the automotive, heavy duty and industrial industries. Prior to joining the Company from 1989 through 1995, Mr. Arkell was Director, Domestic Sales for Korody-Colyer, a manufacturer and remanufacturer of diesel internal engine parts. Mr. Arkell holds a Bachelor of Science in Business Administration from the University of Washington.

         Allan T. Maguire.   Mr. Maguire joined the Company in January 1994 as
Vice President of Finance and Chief Financial Officer. Mr. Maguire currently serves as the Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of the Company and has served as a director of the Company since February 1994. From June 1992 through December 1993, he was Vice President of Finance of The Erin Maxx Corporation, a company engaged in the manufacture and marketing of trading cards that was funded by EMIIC and its affiliates. Prior to that time, Mr. Maguire served as Vice President, Finance of the LCL Group, a diversified holding company, from November 1991 to June 1992, as Controller of Kelsey's of Canada Limited, an owner, operator and franchisor of a restaurant chain, from April 1991 to November 1991 and held various financial positions, including divisional controller, with the restaurant division of Scott's Hospitality, Inc., a diversified holding company, from February 1985 to April 1991. Mr. Maguire graduated from Fanshawe College in London, Ontario, Canada and is a Certified General Accountant.

         John A. Rome.   Mr. Rome joined the Company in July 1995 as Vice
President--Operations. Mr. Rome is responsible for the design of new products, the redesign of production techniques and the implementation of inventory controls for the Company. Mr. Rome's prior experience includes operations management, manufacturing engineering and quality assurance. Prior to joining the Company, from October 1993 through July 1995, Mr. Rome was self employed and wrote technical, operational and instructional manuals, which are currently being implemented at the Company. From 1992 through October 1993, he served as the Manager of Operations for Sierracin/Harrison, a manufacturer of aerospace fasteners. From 1990 through 1992, Mr. Rome was Vice President--Operations and Director of Quality Assurance for Robertshaw Controls Company, a manufacturer of thermostats and gas valves for the heating and air conditioning industries. Mr. Rome holds a Bachelor of Science degree in Mechanical Engineering from Barrow-In-Furness of Cumbria, England.

         James M. Andre, Ph.D.   Dr. Andre was appointed to serve as a director
of the Company in January 1994. He is currently an adjunct faculty member of Pepperdine University and has a business consulting practice. He served as an Assistant Professor of Clinical Finance and Business Economics at the University of Southern California School of Business Administration from 1984 to 1996. From 1975 to 1984, Dr. Andre held various executive positions in private industry. He has experience in the fields of manufacturing, mortgage banking, real estate and retail. In addition to receiving a degree in accounting from Santa Clara University, Dr. Andre holds an MBA in Finance and Ph.D. in Education from the University of Southern California.

         Robert P. Schaen.   Robert P. Schaen has been on the Board of
Directors of the Company since December 1994. Mr. Schaen is currently the Vice Chairman and Chief Financial Officer of the Lease Resolution Corporation and has been since its inception in 1992. Prior to that, Mr. Schaen was Vice President and Comptroller of Ameritech, the Midwest telephone company created upon the divestiture of AT&T, from February 1983 to June 1991. Prior to that, he served in various positions with various Bell System companies, including New York Telephone Company and Illinois Bell Telephone Company, and AT&T Corporate. Mr. Schaen retired in 1991 after 39 years of service with Ameritech and the Bell System. Mr. Schaen served in the U.S. Navy during and after World War II, having retired with the rank of Commander. Mr. Schaen is a graduate of Hobart College in Geneva, New York, and has completed the Advanced Management Program at Harvard Graduate School of Business Administration.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1997 by: (i) each Director and nominee for Director; (ii) each of the Named Executive Officers (defined below); (iii) all executive officers and Directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Except as otherwise indicated below, the Company believes that each person listed below has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

                                                                    BENEFICIAL OWNERSHIP(1)
                                                          -------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                      NUMBER OF SHARES     PERCENT OF CLASS
-----------------------------------------------------     ----------------     ----------------
Erin Mills International Investment Corporation(2)(3)        2,771,012               61.4%
    Suite 204(L), Trident House Broad Street
    Bridgetown, Barbados, West Indies
Lee W. Melody (4)                                               42,300                 *
Allan T. Maguire (4)                                            31,094                 *
Michael G. Arkell (4)                                            5,460                 *
Gerald C. Quinn (3) (4)                                      2,774,008               61.4%
James M. Andre (4)                                               9,660                 *
Stephen L. Greaves (4) (5)                                   2,773,692               61.4%
Robert P. Schaen (4)                                            14,960                 *
George L. Schmutz (4)                                            2,000                 *
John I. Leahy (4)                                                1,000                 *
William E. Maya (4)                                                  0                 *
Ronald J. Monark (4)                                                 0                 *
All Directors and Executive Officers,                        2,883,162               62.3%
   as a group (12 persons) (6)

_____________________________________
*        Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 1997, are deemed outstanding for computing the percentage of the persons holding such options but are not deemed outstanding for computing the percentage of any other person. Share numbers include the following number of shares subject to options exercisable within 60 days of March 31, 1997 for each of the following persons: EMIIC, 0; Mr. Melody, 40,200; Mr. Maguire, 30,994; Mr. Arkell, 5,360; Mr. Quinn, 2,996; Dr. Andre, 8,660, Mr. Greaves, 2,680; and Mr. Schaen, 8,660.

(2) Erin Mills International Investment Corporation, a Barbadian corporation ("EMIIC"), is a majority-owned subsidiary of The Erin Mills Investment Corporation, a corporation organized under the laws of the province of Ontario, Canada ("TEMIC"). Consequently, TEMIC would be deemed to have sole voting and investment power of the shares of Common Stock owned by EMIIC by virtue of its control of EMIIC. The members of the board of directors of EMIIC may also be deemed to have beneficial ownership of the shares of Common Stock owned by EMIIC.
         The members of the board of directors of EMIIC are Gerald C. Quinn (who is also the Chairman of the Board of the Company), Humphrey Metzgen, Andrew C.

         Ferreira, Dr. Trevor A. Carmichael, and Stephen L. Greaves (who is also a director of the Company). In addition, the members of the board of directors of TEMIC may be deemed to have beneficial ownership of the shares of Common Stock of the Company owned by EMIIC by virtue of TEMIC's control of EMIIC. The members of the board of directors of TEMIC are Rudy Bratty, John H. Daniels, Peter Daniels, Alfredo DeGasperis, Marco Muzzo, Eli Reisman, and Larry Robbins, none of whom are officers or directors of the Company. Gerald C. Quinn, the Chairman of the Board of the Company, is also President of TEMIC.
         None of the Company's officers or directors beneficially owns any equity securities of TEMIC. One individual, John H. Daniels, who is neither an officer nor director of the Company, owns approximately 12-1/2% of the outstanding ownership interests of EMIIC and TEMIC, and no other person beneficially owns more than 5% of the outstanding ownership interests of EMIIC or TEMIC. Each of the members of the boards of directors of EMIIC and TEMIC disclaims beneficial ownership of any of the shares of the Company's Common Stock beneficially owned by EMIIC or TEMIC.

(3) Includes 2,771,012 shares of Common Stock held by EMIIC. See Note (2) above. Mr. Quinn beneficially owns 1,000 Class Q Preference shares of EMIIC, constituting 100% of the issued and outstanding Class Q Preference shares of EMIIC, which are non-voting (except in the case of a proposed dissolution of EMIIC) and entitle him to receive a priority distribution upon the liquidation or dissolution of EMIIC equal to approximately 3% of EMIIC's return on invested capital for investments where the initial capital investment was made by EMIIC prior to May 1, 1994. As of March 31, 1997, Mr. Quinn's stock purchase rights through EMIIC entitled him to receive 83,130 shares of Common Stock of the Company at the original purchase price paid by EMIIC. At March 31, 1997, EMIIC owned 2,771,012 shares of Common Stock of the Company, or 61.37% of the outstanding shares of Common Stock. The above table reflects EMIIC's ownership at March 31, 1997, inclusive of Mr. Quinn's right to acquire 83,130 shares from EMIIC. Except with respect to the shares subject to his purchase rights, Mr. Quinn disclaims beneficial ownership of any of the shares of the Company's Common Stock held by EMIIC.

(4) The address of such stockholder is c/o MotorVac Technologies, Inc., 1431 South Village Way, Santa Ana, California 92705.

(5) Includes 2,771,012 shares of Common Stock held by EMIIC. See Note (2) above. Mr. Greaves disclaims beneficial ownership of any of the shares of the Company's Common Stock held by EMIIC.

(6) Includes shares beneficially owned by directors' and executive officers' as listed above, plus an additional 4,580 shares beneficially owned by an executive officer not listed in the above table.


                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

         The Company's directors, who are not also employees of the Company and who are not employees of EMIIC, TEMIC or EMDC, receive $750 for attendance at each Board of Directors meeting and are reimbursed for expenses incurred in connection with attendance at Board of Directors' meetings. During 1996, no additional compensation was paid for attendance at committee meetings. For 1997, additional compensation will be paid for attendance at committee meetings when such meetings are not held on the same date as Board meetings. Pursuant to the terms of the Company's 1994 Stock Incentive Award Plan, each director who is not also an employee of the Company (but including those directors who are employees of EMIIC, TEMIC or EMDC (the "Non-Employee Directors")) were granted ten-year options to purchase 3,160 shares of Common Stock, which become exercisable at the rate of 20% per year, commencing one year from the date of grant; provided that the exercisability of options to acquire 50% of such shares was accelerated such that upon consummation of the initial public offering completed April 25, 1996, options to purchase 1,580 of such shares became exercisable. The options granted to such Non-Employee Directors have an exercise price of $5.10 per share. In addition, on February 28, 1996, the Compensation Committee of the Board of Directors granted ten-year options to purchase 5,500 shares of Common Stock at exercise prices equal to the per share initial public offering price of $5.375 to each Non-Employee Director under the Company's 1996 Stock Incentive Award Plan. These additional options become exercisable at the rate of 20% per year from the date of grant.


         Certain Directors of the Company from time to time perform consulting services for the Company. Such Directors are paid an hourly or per diem rate for their services. It is the Company's policy that such hourly and per diem rates be no greater than those which are generally available from the public.

1996 DIRECTOR STOCK PLAN

         The Company's 1996 Director Stock Plan (the "Director Plan") was adopted by the Board of Directors and was approved by the written consent of the stockholders in February 1996 and became effective on April 25, 1996, the date the Company's Common Stock was registered pursuant to the Securities Exchange Act of 1934, as amended (the "Director Plan Effective Date"). A total of 50,000 shares of Common Stock have been reserved for issuance under the Director Plan. The purpose of the Director Plan is to attract and retain qualified non-employee directors ("Eligible Director") of the Company and more closely align the interests of such directors with that of the stockholders through increased stock ownership by non-employee directors. Pursuant to the Director Plan, each individual first elected or appointed as a non- employee director after the Director Plan Effective Date is automatically granted a non-qualified stock option to purchase 2,000 shares of Common Stock on the date of the annual meeting of stockholders occurring on or after the date of such election or appointment ("Initial Grant"). In addition, at each subsequent annual meeting of stockholders, each Eligible Director who was previously granted an Initial Grant is automatically granted a non-qualified stock option to purchase an additional 2,000 shares of Common Stock. To be eligible to receive such automatic grants, the stockholders must elect or reelect the Eligible Director at the annual meeting of stockholders coinciding with the date the Eligible Director receives such automatic grant. The purchase price of each share subject to options granted under the Director Plan is equal to 100% of the fair market value of a share of Common Stock on the automatic grant date. All options granted pursuant to the Director Plan are immediately exercisable in full for fully vested shares of Common Stock. Each option will have a term of ten years and one day, subject to earlier termination following the non-employee director's cessation of Board service. Options granted under the Directors Plan are nontransferable and generally expire three months after termination of the non-employee director's service to the Company. In general, if a non-employee director is permanently disabled or dies during his or her service to the Company, such option may be exercised up to twelve months following such disability or death. The Director Plan will terminate on the tenth anniversary of the Director Plan Effective Date.

COMPENSATION OF EXECUTIVE OFFICERS

         The table on the following page sets forth, for the nine-month fiscal year ended December 31, 1995 and the twelve month fiscal year ended December 31, 1996, certain compensation awarded to or earned by the Company's chief executive officer and the other most highly compensated executive officers of the Company who earned in excess of $100,000 in salary and bonus (collectively, the "Named Executive Officers") for services rendered to the Company.:

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                           ANNUAL COMPENSATION       COMPENSATION
                                           -------------------   ---------------------
                                                                 SECURITIES UNDERLYING     OTHER ANNUAL
 NAME AND PRINCIPAL POSITION       YEAR     SALARY      BONUS         OPTIONS(#)         COMPENSATION (1)
 ---------------------------       ----     ------      -----    ---------------------   ----------------
  Lee W. Melody                    1995    $105,000       $0            12,640               $11,042
   President, Chief Executive      1996     155,833     15,845         168,400                14,573
   Officer and Director

 Allan T. Maguire                  1995     $90,350       0                -                  11,484
   Vice President of Finance,      1996     123,800     12,408          62,540                15,266
   Chief Financial Officer,
   Treasurer, Secretary and
   Director

 Michael G. Arkell                 1995      83,886       0                -                  10,792
   Vice President of Sales         1996     100,000      795            17,320                16,712

___________________________________
(1) The amounts indicated under the heading "Other Annual Compensation" represent automobile allowances and health insurance benefits provided to the Named Executive Officers for the nine months ended December 31, 1995 and twelve months ended December 31, 1996 as follows: (i) with respect to Mr. Melody, an automobile allowance in the amount of $4,500 and $6,000, respectively, and benefits aggregating $6,542 and $8,573, respectively, (ii) with respect to Mr. Maguire, an automobile allowance in the amount of $4,500 and $6,000, respectively, and benefits aggregating $6,984 and $9,266, respectively, and (iii) with respect to Mr. Arkell, an automobile allowance in the amount of $3,384 and $5,214, respectively, and benefits aggregating $7,408 and $11,498, respectively.

CASH BONUS PLAN

         The Board of Directors of the Company adopted a Cash Bonus Plan (the "Cash Bonus Plan") in April 1996. The purpose of the Cash Bonus Plan is to attract and retain qualified personnel, provide incentives to employees and officers of the Company and promote the success of the Company's business. Pursuant to the Cash Bonus Plan, the Company is authorized to create a bonus pool in an amount equal to 10% of the Company's net income after taxes for each fiscal year as set forth in the Company's audited financial statements for such fiscal year, subject to certain adjustments by the Board of Directors or the Compensation Committee. All employees and officers of the Company are eligible to participate in the Cash Bonus Plan; however, only those persons recommended by the President of the Company and selected by the Board of Directors or Compensation Committee of the Company are entitled to receive bonuses from the bonus pool for any fiscal year. Each employee or officer of the Company selected to participate in the Cash Bonus Plan for any fiscal year is entitled to receive a bonus from the bonus pool in an amount determined in the sole and absolute discretion of the Board or Compensation Committee, after due consideration of the recommendation of the President of the Company. Participants in the Cash Bonus Plan have the right to defer receipt of all or any portion of any bonus earned. The Cash Bonus Plan is administered by the Board of Directors, or at the option of the Board of Directors, by the Compensation Committee of the Company. In the event that the employment or officer status of any person is terminated during any fiscal year, then that person generally will not be entitled to receive any bonus from the bonus pool for the fiscal year in which the termination of employment or officer status change occurred. The Board of Directors has the power to amend, suspend, alter or terminate the Cash Bonus Plan at any time, and the Cash Bonus Plan shall continue in effect until such time as it is terminated by the Board of Directors. On June 6, 1996, the Board of Directors resolved that Lee W. Melody will be entitled to receive at least 50% of any amount to be paid under the Cash Bonus Plan.

                          OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its Stock Incentive Award Plan (the "1994 Plan") and its 1996 Stock Incentive Award Plan (the "1996 Plan"; together with the 1994 Plan, the "Plans"). As of March 31, 1997, a total of 126,400 shares of Common Stock were reserved for issuance under the 1994 Plan, all of which were subject to outstanding options, and a total of 325,000 shares of Common Stock were reserved for issuance under the 1996 Plan, 290,680 of which were subject to outstanding options.

         The 1994 Plan was adopted by the Board of Directors and was approved by the written consent of the stockholders in February 1994. The 1996 Plan was adopted by the Board of Directors and was approved by the written consent of the stockholders in February 1996. The purpose of the Plans is to attract and retain qualified personnel, provide additional incentives to employees, officers, directors and consultants of the Company and promote the success of the Company's business. Pursuant to the Plans, the Company may grant incentive and nonqualified stock options, restricted stock, stock appreciation rights, dividend equivalents, stock payments and/or performance awards (collectively "Incentive Awards") to key employees, officers, directors, and consultants of the Company.

         The Board of Directors has delegated to the Compensation Committee the discretionary authority to designate the persons to whom Incentive Awards may be granted (provided that incentive stock options can only be granted to employees of the Company), determine the time when Incentive Awards will be granted, the amounts, terms and conditions of such grants (consistent with the terms of the Plans), interpret the Plans, and adopt rules for the operation of the Plans.

         The maximum term of Incentive Awards granted under the Plans is ten years. Incentive Awards granted under the Plans are non- transferable and generally expire three months after the termination of the grantee's service to the Company. In general, if a grantee is permanently disabled or dies during his or her service to the Company, such Incentive Award may be exercised up to twelve months following such disability or death.

         Stock Options.   Under the Plans, the exercise price of incentive and
non-qualified stock options must equal at least the fair market value of the Common Stock on the date of grant. In addition, the exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant and the term of those options cannot exceed five years. The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per optionee.

         Stock Appreciation Rights.   Stock appreciation rights awarded under
the Plan vest or become exercisable as determined by the Compensation Committee. Upon exercise of a stock appreciation right, the grantee is entitled to receive an amount equal to the excess of the fair market value of a share of Common Stock on the exercise date of such stock appreciation right over the fair market value of a share of Common Stock on the date of grant of such stock appreciation right.

         Restricted Stock.   Restricted stock granted under the Plans generally
may not be sold, transferred or otherwise hypothecated until the restrictions on transferability imposed by the Compensation Committee are removed or expire. Generally, holders of restricted stock have all the rights of a stockholder with respect to the restricted stock granted, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

         Performance Awards.   Performance awards may be granted by the
Compensation Committee based on the performance of the Company's stock over a period determined by the Compensation Committee or any other measures determined appropriate by the Compensation Committee. Payment of performance awards generally will be in cash unless replaced by a stock payment in full or in part as determined by the Compensation Committee.

         Stock Payments and Dividend Equivalents.   The Compensation Committee
may grant stock payments to eligible persons for all or any portion of the compensation (other than base salary) that would otherwise become payable to such eligible person in cash. The Compensation Committee may also grant dividend equivalent rights based on the dividends declared on the stock of the Company on record dates during the period between the date an option or stock appreciation right is granted and the date such option or stock appreciation right is exercised or such other periods as determined by the Compensation Committee. Dividend equivalents are converted into additional shares of stock or cash in accordance with a formula determined by the Compensation Committee.

         The Board of Directors may amend, suspend, alter or terminate the Plans at any time provided that the Board of Directors shall not amend the Plans to reduce the minimum option price requirements set forth in the Plans, to increase the maximum number of stock appreciation rights or shares of stock subject to Incentive Awards available for grant under the Plans, to provide for the administration of the Plans other than by the Board of Directors or the Compensation Committee, to change the classes of persons eligible to receive Incentive Awards, to extend the maximum period during which Incentive Awards may be exercised or to extend the term of the Plans, without the approval of a majority of the outstanding voting stock of the Company. The Board of Directors adopted an amendment on August 15, 1996 to the Plans to comply with recent changes in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, and to provide that, upon the consummation of certain events, including the dissolution or liquidation of the Company, the merger or consolidation of the Company, the sale of all or substantially all of the assets of the Company, the acquisition of equity securities of the Company representing 20% or more of the aggregate voting power of the outstanding equity securities of the Company or a change in the composition of a majority of the Board of Directors (collectively, a "Terminating Transaction"), that all outstanding Incentive Awards shall become immediately exercisable.

         The following table sets forth certain information regarding options granted by the Company during fiscal year ended December 31, 1996 to the Named Executive Officers:


                      OPTIONS GRANTED IN FISCAL YEAR 1996

                                 NUMBER OF            % OF TOTAL
                                SECURITIES         OPTIONS GRANTED
                                UNDERLYING         TO EMPLOYEES IN      EXERCISE PRICE    EXPIRATION
NAME                          OPTIONS GRANTED        FISCAL YEAR            ($/SH)           DATE
------------------            ---------------      ---------------      --------------    ----------
Lee W. Melody                     168,400                56%                 $5.10         Note (1)
                                                                              to
                                                                           $6.125(1)

Allan T. Maguire                  62,540                 21%                 $5.10         Note (1)
                                                                              to
                                                                           $5.375(1)

Michael G. Arkell                 17,320                  6%                 $5.10         Note (1)
                                                                              to
                                                                           $5.375(1)

________________________________________
(1) On January 30, 1996 the following options were granted at an exercise price of $5.10 per share: Mr. Melody, 15,800 shares; Mr. Maguire, 4,740 shares. On February 19, 1996 the following options were granted at an exercise price of $5.10 per share: Mr. Arkell, 6,320 shares. On April 25, 1996 the following options were granted at an exercise price of $5.375 per share: Mr. Melody, 82,500 shares; Mr. Maguire, 57,800 shares; Mr. Arkell, 11,000 shares. On June 6, 1996 the following options were granted at an exercise price of $6.125 per share: Mr. Melody, 70,100 shares. The exercise price of these options is equal to the fair market value of the Common Stock on each respective date of grant. Each such option becomes exercisable at the rate of 20% per year and expires on the tenth anniversary of the date of grant.

         The following table sets forth information regarding options exercised during the Company's fiscal year ended December 31, 1996 by the Named Executive Officers of the Company, as well as the aggregate value of unexercised options held by such individuals at December 31, 1996:

 AGGREGATED OPTION EXERCISES LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                                     NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-THE-
                                                    UNDERLYING UNEXERCISED        MONEY OPTIONS AT FISCAL YEAR
                         SHARES                   OPTIONS AT FISCAL YEAR END              END ($) (1)
                       ACQUIRED ON      VALUE    -----------------------------    ----------------------------
NAME                   EXERCISE(#)    REALIZED   EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------      -----------    --------   -----------     -------------    -----------    -------------
Lee W. Melody              -0-          -0-         23,700          176,300           ---             ---
Allan T. Maguire           -0-          -0-         19,434           71,546           ---             ---
Michael G. Arkell          -0-          -0-          3,160           14,160           ---             ---

__________________________
(1) Calculated based on the estimated fair market value of the Company's Common Stock as of December 31, 1996, less the exercise price payable upon the exercise of such options. Such estimated fair market value as of December 31, 1996 was $4.875, the last price posted at the close of trading on December 31, 1996. Because the value of unexercised in-the-money options at December 31, 1996 was less than zero in all cases, no amount is shown.


            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

         The Company and Lee W. Melody have entered into an Employment agreement dated October 24, 1994, as amended by that certain First Amendment to Employment Agreement dated as of November 3, 1995 (collectively, the "Melody Employment Agreement"). The Melody Employment Agreement expires on February 21, 2000 and provides for payment to Mr. Melody of an annual salary of $150,000, subject to annual review and potential adjustment, and bonuses based upon his performance during each fiscal year of the Company in an amount determined in the sole and absolute discretion of the Board of Directors. In addition to salary and bonuses, Mr. Melody receives an automobile allowance in the amount of $500 per month and is reimbursed for all reasonable and necessary travel and other business expenses incurred in connection with performance of his duties. The Company also pays the annual cost of premiums for health insurance coverage for Mr. Melody and his dependents. If Mr. Melody's employment with the Company is terminated for cause (as defined in the Melody Employment Agreement), then Mr. Melody is entitled to receive his base salary through the date of termination. If Mr. Melody's employment with the Company is terminated without cause (including on account of non-renewal of the Melody Employment Agreement), then he is entitled to receive payment of his base salary for a period of 12 months from the date of such termination and the Company is required to continue to pay the annual premiums for health care benefits for him and his dependents for such 12-month period. In the event that Mr. Melody's employment is terminated without cause or Mr. Melody resigns from his employment for "good reason" (as defined in the Melody Employment Agreement) following a change in control of the Company (as defined in the Melody Employment Agreement), then Mr. Melody is entitled to receive payment of his base salary in a lump sum payment within ten days of the date of his termination and the Company is required to pay the annual premiums for health benefits for him and his dependents for a period of twelve months following the date of such termination.

         The Company and Allan T. Maguire have entered into an Amended and Restated Employment Agreement dated March 21, 1996 (the "Maguire Employment Agreement"). The Maguire Employment Agreement expires on December 31, 1998, with an automatic renewal for a further three (3) years in the event the Company fails to give notice of non-renewal (as defined in the Maguire Employment Agreement), and provides for payment to Mr. Maguire of an annual salary of $123,800, subject to annual review and potential adjustment, and bonuses based upon his performance during each fiscal year of the Company in an amount determined in the sole and absolute discretion of the President of the Company. In addition to salary and bonuses, Mr. Maguire receives an automobile allowance in the amount of $500 per month and is reimbursed for all reasonable and necessary travel and other business expenses incurred in connection with the performance of his duties. The Company also pays the annual cost of premiums for health insurance coverage for Mr. Maguire and his dependents. If Mr. Maguire's employment with the Company is terminated for cause (as defined in the Maguire Employment Agreement), then Mr. Maguire is entitled to receive his base salary through the date of termination. If Mr. Maguire's employment with the Company is terminated without cause (including on account of non-renewal of the Maguire Employment Agreement), then he is entitled to receive payment of his base salary for a period of 12 months from the date of such termination and the Company is required to pay the annual premiums for health care benefits for him and his dependents for such 12-month period. In addition, if Mr. Maguire's employment with the Company is terminated for any reason prior to December 31, 1996, then the Company is obligated to pay Mr. Maguire's moving expenses to any location in Canada or the United States. In the event that Mr. Maguire's employment is terminated without cause or Mr. Maguire resigns from his employment for "good reason" (as defined in the Maguire Employment Agreement), following a change in control of the Company (as defined in the Maguire Employment Agreement), then Mr. Maguire is entitled to receive payment of his base salary in a lump sum payment within ten days of the date of his termination and the Company is required to pay the annual premiums for health benefits for him and his dependents for a period of twelve months following the date of such termination.

         On November 20, 1995, the Company hired Michael G. Arkell as its Vice President--Marketing and Sales under an employment agreement (the "Arkell Employment Agreement") that expires on February 17, 1999 and provides for an annual salary of $100,000 subject to annual review and potential adjustment, plus an incentive bonus based upon the Company achieving certain sales and operating profit goals. In addition to salary and incentive bonus, Mr. Arkell receives an automobile allowance in the amount of $500 per month and is reimbursed for all reasonable and necessary travel and other business expenses incurred in connection with performance of his duties. The Company also pays the annual cost of premiums for health insurance coverage for Mr. Arkell and
his dependents.   If Mr. Arkell's employment with the Company is terminated for cause (as defined in the Arkell Employment Agreement), then Mr. Arkell would be entitled to receive his base salary through the date of termination. If Mr. Arkell's employment with the Company is terminated without cause, then he is entitled to receive payment of his base salary for a period of six months from the date of such termination and the Company is required to continue to pay the annual premiums for health care benefits for him and his dependents for such six-month period.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to the initial public offering, EMIIC and certain other companies affiliated with EMIIC, from time to time, made loans to the Company in order to fund its ongoing operations. As at December 31, 1995, there were four separate Secured Subordinated Promissory Notes outstanding totaling $5,273,872. The principal amount of three of these notes totaling $4,410,300 was converted into 820,521 shares Common Stock of the Company on April 24, 1996, concurrent with the initial public offering. Additionally, $123,572, which represented initial public offering costs advanced to the Company by EMIIC, was repaid to EMIIC on May 6, 1996. The accrued interest totaling approximately $836,000, with respect to the above indebtedness of $5,273,872, was repaid to EMIIC and an affiliate of EMIIC on May 6, 1996.

         The $1,420,000 principal amount of the fourth note remained outstanding following the offering, and together with the then accrued interest of $93,312, was repaid on December 16, 1996 from the proceeds of the issuance of a note payable to Imperial Bank. The note payable to an affiliate of EMIIC bore interest at a rate of 2% in excess of the prime rate as published from time to time in the Western Edition of The Wall Street Journal. EMIIC is the principal stockholder of the Company and Gerald C. Quinn is a director of the Company and is a member of the board of directors of EMIIC and is an employee of TEMIC, the parent corporation of EMIIC. Stephen L. Greaves, a director of the Company, is also a member of the board of directors and an officer of EMIIC.

         The Company believes that each of the loans and other transactions between it and EMIIC and EMIIC's affiliates were on terms no less favorable to the Company than were available from independent third parties.

         On September 30, 1994, the Company entered into a letter agreement with Robert G. Reese, a director of the Company and the former President and Chief Executive Officer of the Company, pursuant to which Mr. Reese resigned as President and Chief Executive Officer and as a director of the Company effective September 30, 1994, and MotorVac agreed to pay Mr. Reese $15,000 in cash and to continue payment of his regular base salary through March 31, 1995, which resulted in additional payments to Mr. Reese of approximately $75,000. The Company also agreed to pay Mr. Reese's health premiums for him and his existing dependents for a period of six months from the date of termination of his employment, which resulted in an additional payment for the benefit of Mr. Reese of approximately $5,700. The letter agreement also provided for a reimbursement of business expenses incurred by Mr. Reese in connection with his assisting the Company in the transition of his responsibilities. Under the letter agreement, Mr. Reese was to be paid certain fees and granted stock options in the event that the Company successfully entered into contracts with certain specified companies. On account of these provisions, Mr. Reese received payments equal to approximately $28,000 and was granted options to acquire up to additional 14,220 shares of Common Stock of the Company. In addition, under the letter agreement, outstanding options to acquire up to 14,220 shares of the Company's Common Stock from EMIIC were extended to remain exercisable through December 31, 1995. As of the date hereof, Mr. Reese has exercised options with respect to the 14,220 shares of Common Stock from EMIIC that were extended under the letter agreement through December 31, 1995 and the additional options granted to him to acquire up to an additional 14,220 shares of Common Stock from the Company terminated unexercised on December 31, 1995.

         Certain Directors of the Company from time to time perform consulting services for the Company. Such Directors are paid an hourly or per diem rate for their services. It is the Company's policy that such hourly and per diem rates be no greater than those which are generally available form the public.


                                 OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
                                       By Order of the Board of Directors



                                       ALLAN T. MAGUIRE
                                       Secretary

April 21, 1997

                           MOTORVAC TECHNOLOGIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1997


      The undersigned stockholder of Motorvac Technologies, Inc., a Delaware corporation, hereby acknowledges the receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Motorvac Technologies, Inc. to be held at the Holiday Inn Select, located at 17941 Von Karman Avenue, Irvine, California 92614, on Tuesday, May 13, 1997, at 2:00 p.m., local time, and hereby appoints LEE W. MELODY and ALLAN T. MAGUIRE, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, to vote all of the shares of stock of MOTORVAC TECHNOLOGIES, INC. which the undersigned may be entitled to vote at such meeting, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.



PROPOSAL 1:    To elect directors to hold office until the next Annual
               Meeting of Stockholders and until their successors are elected.

[ ]   FOR all nominees listed below             [ ] WITHHOLD AUTHORITY
      (except as marked to the contrary             to vote for all nominees
      below).                                       listed below.

Nominees:      Stephen L. Greaves, John I. Leahy, William E. Maya, Lee W.
               Melody, Ronald J. Monark, Gerald C. Quinn, George A. Schmutz.

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

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                   (Continued and to be signed on other side)

                           (continued from other side)

PROPOSAL 2:    To ratify the selection of Deloitte & Touche LLP as
               independent auditors of the Company for its fiscal year ending
               December 31, 1997.

        [ ]    FOR             [ ]    AGAINST             [ ]    ABSTAIN

DATED _________________             _________________________________________


                                    _________________________________________
                                                   SIGNATURE(S)



                                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.